WINDOW ROCK CAPITAL CORPORATION
                         BOARD OF DIRECTORS RESOLUTION
                 Ratification of RPM Ventures, LLC Letter Agreement

Pursuant to the provisions of the Nevada Business Corporation Act, the Board of Directors of Window Rock Capital Corporation (the Company) hereby adopts the following resolution.

1.	The Company agrees to ratify the Letter Agreement between Window Rock
Capital Corporation and RPM Ventures, LLC, an Ohio limited liability company, dated Monday, October 10, 2005. A copy of the Letter Agreement is attached.

Effective the 20th day of October, 2005.

                                         /s/ Charles R. Shirley
                                         Chairman


                                         /s/ Steven Fung
                                         Director


                                         /s/ Brian R. Collins
                                         Director


                                         /s/ Joseph Curci
                                         Director


                                         /s/ Teresa Zheng
                                         Director